Exhibit 10.6

GUARANTY (UNLIMITED)

In consideration of Citizens Bank of Massachusetts as Agent for the benefit of and on behalf of all of the Lenders, as such term is defined in that certain Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as the same has been amended and may hereafter be amended (collectively, the “Loan Agreement”) between The J. Jill Group, Inc., a Delaware corporation (“J. Jill” or “Borrower”) on the one hand, and the several financial institutions (“Lenders”) from time to time party thereto (Citizens Bank of Massachusetts being one of them) and Citizens Bank of Massachusetts as Agent thereunder (hereinafter called the “Agent”) on behalf of the Lenders extending credit or otherwise in its discretion giving time, financial or other accommodations, whether now existing or hereafter arising, to Borrower including, without limitation, those arising pursuant to the Loan Agreement, the undersigned (hereinafter called the “Guarantor”) hereby unconditionally guarantees to the Agent on behalf of the Lenders that (a) the Borrower will duly and punctually pay or perform, at the Agent’s offices at 28 State Street, Boston, Massachusetts 02109 all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Agent, now, or hereafter owing or incurred (including without limitation reasonable costs and expenses incurred by the Agent or Lenders in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower either by law or under the terms of the Agent’s and Lenders’ arrangements with the Borrower (collectively the “Obligations” and individually an “Obligation”); and (b) if there is an agreement or instrument evidencing or executed and delivered in connection with any Obligation, the Borrower will perform in all other respects strictly in accordance with the terms thereof.

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or Lenders first attempt to collect any of the Obligations from the Borrower or any other party primarily or secondarily liable with respect thereto or resort to any security or other means of obtaining payment of any of the Obligations which the Agent or Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever.

Upon any default (a “Default”) by the Borrower in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent without demand or notice of any nature, all of which are expressly waived by the Guarantor.  Payments by the Guarantor hereunder may be required by the Agent or Lenders on any number of occasions.  The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent on behalf of Lenders forthwith upon demand, in funds immediately available to the Agent, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Agent and the Lenders in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the rate then in force under the instruments evidencing the extension of credit, financial or other accommodations between Borrower and Agent and Lenders.

The liability of the Guarantor hereunder shall be unlimited in amount.

The Guarantor grants to the Agent on behalf of the Lenders, as security for the full and punctual payment and performance of the Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Agent or Lenders and in all deposits and other sums credited by or due from the Agent or Lenders to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Agent or Lenders may at any time and without notice to the Guarantor after Default set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.

The Agent and Lenders shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or Lenders in their sole discretion deem fit, and to this end the Guarantor gives to the Agent or Lenders full authority in their sole discretion to do any or all of the following things:  (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Agent or Lenders may approve; (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Agent or Lenders of the Borrower or of any such other party; (c) grant time, waivers and other indulgences in respect thereto; (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Agent or Lenders now have or acquire after the date hereof; (e) accept partial payments from the Borrower or any such other party; (f) release or discharge, wholly or partially, any endorser or guarantor; and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.

If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become unrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations.  This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.  Notwithstanding any payment by the Borrower to the Agent or the Lenders of the whole or any portion of the Obligations, if the Agent or Lenders shall be required to pay any amount so paid to the Agent or Lenders to a Trustee in Bankruptcy of the Borrower, the Guarantor shall remain liable for any sums so paid to said Trustee.

The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Agent or Lenders in reliance hereon, and any requirement that the Agent or Lenders be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other right of the Agent or Lenders hereunder.  The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor’s Obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

So long as any Obligation remains unpaid or undischarged, the Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Agent or Lenders) or by any means or on any other ground, claim any set-off or counterclaim against the Borrower in respect of any liability of the Guarantor to the Borrower or, in proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Agent or Lenders in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Agent or Lenders may hold or in which it may have any share or have any right of subrogation, reimbursement or indemnity or right of recourse to any security which the Agent or Lenders may have or hold with respect to the Obligations.

Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor’s usual or last-known address.

No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by the Agent on behalf of Lenders and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates, and no such waiver shall extend to, affect, or impair any right with respect to any Obligation which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of the Agent or Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall inure to the benefit of the Agent, the Lenders and their respective successors in title and assigns, and shall be binding on the Guarantor and the Guarantor’s successors and assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the 27th day of December, 2004.

WITNESS:	J. JILL, LLC

/s/ Mara D. Calame	By:	/s/ Olga L. Conley
Olga L. Conley, Manager